Exhibit 99.2

Focus Financial Partners Inc. 2020 First Quarter Earnings Release Supplement May 7, 2020

2 Disclaimer Special Note Regarding Forward - Looking Statements Some of the information in this presentation may contain forward - looking statements . Forward - looking statements give our current expectations, contain projections of results of operations or of financial condition, or forecasts of future events . Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” “continue,” “will” and similar expressions are used to identify forward - looking statements . They can be affected by assumptions used or by known or unknown risks or uncertainties . Consequently, no forward - looking statements can be guaranteed . When considering these forward - looking statements, you should keep in mind the risk factors and other cautionary statements in this presentation . Actual results may vary materially . You are cautioned not to place undue reliance on any forward - looking statements . You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties . Factors that could cause our actual results to differ materially from the results contemplated by such forward - looking statements include the impact and duration of the outbreak of the novel coronavirus, fluctuations in wealth management fees, our reliance on our partner firms and the principals who manage their businesses, our ability to make successful acquisitions, unknown liabilities of or poor performance by acquired businesses, harm to our reputation, our inability to facilitate smooth succession planning at our partner firms, our inability to compete, our reliance on key personnel, our inability to attract, develop and retain talented wealth management professionals, our inability to retain clients following an acquisition, write down of goodwill and other intangible assets, our failure to maintain and properly safeguard an adequate technology infrastructure, cyber - attacks, our inability to recover from business continuity problems, inadequate insurance coverage, the termination of management agreements by management companies, our inability to generate sufficient cash to service all of our indebtedness, the failure of our partner firms to comply with applicable U . S . and non - U . S . regulatory requirements, legal proceedings and governmental inquiries and certain other factors . All forward - looking statements are expressly qualified in their entirety by the foregoing cautionary statements . Our forward - looking statements speak only as of the date of this presentation or as of the date as of which they are made . Except as required by applicable law, including federal securities laws, we do not intend to update or revise any forward - looking statements . Non - GAAP Financial Measures Adjusted EBITDA is a non - GAAP measure . Adjusted EBITDA is defined as net income (loss) excluding interest income, interest expense, income tax expense (benefit), amortization of debt financing costs, intangible amortization and impairments, if any, depreciation and other amortization, non - cash equity compensation expense, non - cash changes in fair value of estimated contingent consideration, gain on sale of investment, loss on extinguishment of borrowings, other expense/income, net, impairment of equity method investment, management contract buyout, delayed offering cost expense and other one time transaction expenses . We believe that Adjusted EBITDA, viewed in addition to and not in lieu of, our reported GAAP results, provides additional useful information to investors regarding our performance and overall results of operations for various reasons, including the following : ( i ) non - cash equity grants made to employees or non - employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time ; stock - based compensation expense is not a key measure of our operating performance, (ii) contingent consideration or earn outs can vary substantially from company to company and depending upon each company’s growth metrics and accounting assumption methods ; the non - cash changes in fair value of estimated contingent consideration is not considered a key measure in comparing our operating performance, and (iii) amortization expenses can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired ; the amortization of intangible assets obtained in acquisitions are not considered a key measure in comparing our operating performance . We use Adjusted EBITDA ( i ) as a measure of operating performance, (ii) for planning purposes, including the preparation of budgets and forecasts, (iii) to allocate resources to enhance the financial performance of our business, and (iv) to evaluate the effectiveness of our business strategies . Adjusted EBITDA does not purport to be an alternative to net income (loss) or cash flows from operating activities . The term Adjusted EBITDA is not defined under GAAP, and Adjusted EBITDA is not a measure of net income (loss), operating income or any other performance or liquidity measure derived in accordance with GAAP . Therefore, Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP . Some of these limitations are : ( i ) Adjusted EBITDA does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments, (ii) Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs, and (iii) Adjusted EBITDA does not reflect the interest expense on our debt or the cash requirements necessary to service interest or principal payments . In addition, Adjusted EBITDA can differ significantly from company to company depending on strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments . We compensate for these limitations by relying also on the GAAP results and using Adjusted EBITDA as supplemental information . We analyze our performance using Adjusted Net Income and Adjusted Net Income Per Share . Adjusted Net Income and Adjusted Net Income Per Share are non GAAP measures . We define Adjusted Net Income as net income (loss) excluding income tax expense (benefit), amortization of debt financing costs, intangible amortization and impairments, if any, non - cash equity compensation expense, non - cash changes in fair value of estimated contingent consideration, gain on sale of investment, loss on extinguishment of borrowings, impairment of equity method investment, delayed offering cost expense, management contract buyout and other one time transaction expenses . The calculation of Adjusted Net Income also includes adjustments to reflect ( i ) a pro forma 27 % income tax rate assuming all earnings of Focus LLC were recognized by Focus Inc . and no earnings were attributable to non controlling interests and (ii) tax adjustments from intangible asset related income tax benefits from acquisitions based on a pro forma 27 % tax rate . We believe that Adjusted Net Income and Adjusted Net Income Per Share, viewed in addition to and not in lieu of, our reported GAAP results, provide additional useful information to investors regarding our performance and overall results of operations for various reasons, including the following : ( i ) non - cash equity grants made to employees or non - employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time ; stock - based compensation expense is not a key measure of our operating performance, (ii) contingent consideration or earn outs can vary substantially from company to company and depending upon each company’s growth metrics and accounting assumption methods ; the non - cash changes in fair value of estimated contingent consideration is not considered a key measure in comparing our operating performance, and (iii) amortization expenses can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired ; the amortization of intangible assets obtained in acquisitions are not considered a key measure in comparing our operating performance . Adjusted Net Income and Adjusted Net Income Per Share do not purport to be an alternative to net income (loss) or cash flows from operating activities . The terms Adjusted Net Income and Adjusted Net Income Per Share are not defined under GAAP, and Adjusted Net Income and Adjusted Net Income Per Share are not a measure of net income (loss), operating income or any other performance or liquidity measure derived in accordance with GAAP . Therefore, Adjusted Net Income and Adjusted Net Income Per Share have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP . Some of these limitations are : ( i ) Adjusted Net Income and Adjusted Net Income Per Share do not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments, (ii) Adjusted Net Income and Adjusted Net Income Per Share do not reflect changes in, or cash requirements for, working capital needs, and (iii) Other companies in the financial services industry may calculate Adjusted Net Income and Adjusted Net Income Per Share differently than we do, limiting its usefulness as a comparative measure . In addition, Adjusted Net Income and Adjusted Net Income Per Share can differ significantly from company to company depending on strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments . We compensate for these limitations by relying also on the GAAP results and use Adjusted Net Income and Adjusted Net Income Per Share as supplemental information . To supplement our statements of cash flows presented on a GAAP basis, we use non - GAAP liquidity measures on a trailing 4 - quarter basis to analyze cash flows generated from our operations . We consider Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation to be liquidity measures that provide useful information to investors about the amount of cash generated by the business and are two factors in evaluating the amount of cash available to pay contingent consideration, make strategic acquisitions and repay outstanding borrowings . Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation do not represent our residual cash flow available for discretionary expenditures as they do not deduct our mandatory debt service requirements and other non - discretionary expenditures . We define Adjusted Free Cash Flow as net cash provided by operating activities, less purchase of fixed assets, distributions for unitholders and payments under tax receivable agreements (if any) . We define Cash Flow Available for Capital Allocation as Adjusted Free Cash Flow plus the portion of contingent consideration paid which is classified as operating cash flows under GAAP . Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation are not defined under GAAP and should not be considered as alternatives to net cash from operating, investing or financing activities . In addition, Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation can differ significantly from company to company .

Table of Contents 3 Pages Long - Term Growth Trends 4 - 7 First Quarter 2020 Recap 8 - 14 Feedback from the Partnership: Navigating the Storm 15 - 18 Second Quarter 2020 Outlook 19 - 20 Leverage Sensitivity Analysis 21 - 23 Cash Flow Available for Capital Allocation 24 - 26 Appendix 27 - 31

Long - Term Growth Trends 4

$325.6 $382.3 $485.4 $662.9 $910.9 $1,218.3 $1,295.5 2014 2015 2016 2017 2018 2019 Q1 2020 LTM Revenues ($ in millions) CAGR: 30.1% Resilient Business Model Drives Strong and Sustained Financial Performance 1. Non - GAAP financial measure. See Appendix for reconciliations. 5 $67.8 $75.4 $103.0 $145.2 $203.4 $269.8 $293.3 2014 2015 2016 2017 2018 2019 Q1 2020 LTM Adjusted EBITDA (1) ($ in millions) CAGR: 32.2% $46.7 $52.3 $68.6 $86.7 $125.3 $178.6 $197.3 2014 2015 2016 2017 2018 2019 Q1 2020 LTM Adjusted Net Income (1) ($ in millions) CAGR: 31.6% $0.65 $0.73 $0.95 $1.21 $1.74 $2.38 $0.74 2014 2015 2016 2017 2018 2019 Q1 2020 ANI Per Share (1) CAGR: 29.6%

Mergers Substantially Accelerate Our Partner Firms' Revenue Growth

- Partner firms who grow through mergers in addition to traditional client acquisition strategies have transformed their businesses through accelerated growth
- Mergers enable efficient access to large pools of client assets, new spheres of influence, distribution channels and exceptional advisor talent



Revenue CAGR
Since Inception(2)
6.1%
7.2%(1)
14.7%
21.9%(1)
9.1%
19.5%(1)
Firms that have not completed a merger (21 firms)
Firms that have completed at least one merger (33 firms)
Entire portfolio of 54 partner firms
Median Revenue CAGR
Weighted Average Revenue CAGR

54 partner firms[3] represented ~89% of our Q1 2020 LTM revenues

1. The weightings are based on the March 31, 2020 LTM revenues of the respective partner firms.
2. Inception means first full four quarters as a Focus partner firm and reflects activity through all market cycles during that time. The analysis includes the 54 firms since inception (out of the 64 firms) that have been with us for at least 2 years as of March 31, 2020 in order to determine a baseline revenue growth rate. If Focus partner firms merged together, their financials have been combined.
3. The 54 partner firms have been with Focus for a weighted average of ~6 years and a median period of ~4 years.

6

Organic Revenue Trend Demonstrates Strong Partner Firm Revenue Growth

- Q1 2020 year-over-year organic revenue growth[(1)] was 21.2% and trailing 8 quarter average was 16.5%, reflecting strong growth dynamics across partner firm portfolio

Quarterly Organic Revenue Growth[(1)] Percentage



16.7%
9.7%
10.7%
7.7%
18.0%
22.4%
25.2%
21.2%
16.5% Average
Q2'18
Q3'18
Q4'18
Q1'19
Q2'19
Q3'19
Q4'19
Q1'20
Organic Revenue Growth
Average

1. Organic revenue growth represents the period-over-period growth in revenue related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by Focus's partner firms and partner firms that have merged, that for the entire periods presented are included in Focus's consolidated statements of operations for the entire periods presented. Focus believes these growth statistics are useful in that they present full-period revenue growth of partner firms on a "same store" basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.

7

First Quarter 2020 Recap 8

Strong Year - Over - Year Results 1. Non - GAAP financial measure. See Appendix for reconciliations. 9 $259.9 $337.1 Q1 2019 Q1 2020 Revenues ($ in millions) 29.7% $54.5 $78.0 Q1 2019 Q1 2020 Adjusted EBITDA (1) ($ in millions) 43.1% $35.7 $54.5 Q1 2019 Q1 2020 Adjusted Net Income (1) ($ in millions) 52.5% $0.47 $0.74 Q1 2019 Q1 2020 ANI Per Share (1) 57.4%

Q1 2020 Financial Snapshot

FOCUS FINANCIAL PARTNERS

Revenues	- **Revenues:** $337.1 million, +29.7% year-over-year growth - **Organic revenue growth rate:**(1) +21.2% - **Fee-based and recurring revenues:** 95%+ - **Revenue attributable to new partner firm closing:** $1.2 million* * Relates to closing of Nexus on 2/1/20. Full quarter revenue contribution estimated to be $1.9 million
Adjusted EBITDA	- **Adjusted EBITDA:**(2) $78.0 million, +43.1% year-over-year growth - **Adjusted EBITDA margin:**(3) 23.1% - **Adjusted EBITDA attributable to new partner firm closing:** $0.5 million* - **Acquired Base Earnings:**(4) $3.2 million * Relates to closing of Nexus on 2/1/20. Full quarter Adjusted EBITDA contribution estimated to be ~$0.8 million
Adjusted Net Income and ANI per Share	- **Adjusted Net Income:**(2) $54.5 million, +52.5% year-over-year growth - **Adjusted Net Income per Share:**(2) $0.74, +57.4% year-over-year growth - **Adjusted Shares Outstanding for purposes of calculating ANI:**(2) 73.1 million - **Repriced the First Lien Term Loan ("Term Loan")** from L+2.50% to L+2.00% - **Swapped $400 million** of existing Term Loan in March 2020 to a fixed 2.71% rate - Completed 2 swaps in April 2020 totaling $450 million, resulting in $850 million of Term Loan swapped to a weighted average fixed rate of 2.62%

1. Organic revenue growth represents the period-over-period growth in revenues related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by our partner firms and partner firms that have merged, that for the entire periods presented, are included in our consolidated statements of operations for each of the entire periods presented. We believe these growth statistics are useful in that they present full period revenue growth of partner firms on a "same store" basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.
2. Non-GAAP financial measure. See Appendix for reconciliations.
3. Calculated as Adjusted EBITDA divided by revenues.
4. The terms of our management agreements entitle the management companies to management fees typically consisting of all future EBPC of the acquired wealth management firm in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Acquired Base Earnings is equal to our retained cumulative preferred position in Base Earnings. We are entitled to receive these earnings notwithstanding any earnings that we are entitled to receive in excess of Target Earnings. Base Earnings may change in future periods for various business or contractual matters.

10

Q1 Results Reflected Strong Performance by Our Partner Portfolio

FOCUS FINANCIAL PARTNERS

Q1 2020 reflected the strong growth of our business and our partners' nimbleness in adapting their businesses to the COVID-19 environment …

- Q1 revenues and ANI Per Share[1] up sharply year-over-year and essentially unchanged from strong Q4 2019.
- Organic growth rate of 21.2% exceeded estimate by 2 percentage points.
- Earnings preference not a concern because partner firms are stable and adjusting costs where needed.
- Net leverage ratio[2] of 4.0x as of March 31, 2020 and reaffirmation of 3.5x to 4.5x target net leverage range.
- Moved ~4,000 employees and partners in 200+ offices to remote working arrangements.

… And we were a significant beneficiary of the historically low interest rate environment

- Decreased our financing costs by reducing our variable interest rate exposure.[3]
- $850 million of borrowings under Term Loan with swaps converted to a weighted average fixed rate of approximately 2.62%.[3]
  - Estimated ~$14 million in annualized interest savings on $850 million as compared to rate in effect at end of 2019
  - Achieved the equivalent of investment grade pricing on $850 million for approximately four years.
- Remaining borrowings on Term Loan (L+200) and Revolver (L+175) with attractive interest rates (LIBOR currently < 1%)

1. Non-GAAP financial measure. See Appendix for reconciliation.
2. Net leverage ratio represents the First Lien Leverage Ratio (as defined in the Credit Facility), and means the ratio of amounts outstanding under the First Lien Term Loan and First Lien Revolver plus other outstanding debt obligations secured by a lien on the assets of Focus LLC (excluding letters of credit other than unpaid drawings thereunder) minus unrestricted cash and cash equivalents to Consolidated EBITDA (as defined in the Credit Facility).
3. In January 2020, Focus repriced the interest rate applicable to its First Lien Term Loan ("Term Loan") from LIBOR + 2.50% to LIBOR + 2.00%. Additionally, Focus entered into three floating to fixed interest rate swap agreements (the "Swaps") in March and April 2020 on $850 million of the approximately $1.14 billion of borrowings outstanding under its Term Loan. The weighted average fixed rate on the $850 million as a result of the repricing and the three Swaps is 2.62% for approximately the next four years.

11

Q1 Results Reflected Strong Performance by Our Partner Portfolio 12 We played a prominent role in helping our partners maximize the value they delivered … ▪ Swiftly converted focus to helping partner firms navigate rapidly evolving COVID - 19 situation. ▪ Provided substantial intellectual capital in important areas such as client communications and cyber security. ▪ Sponsored regular video calls to share best practices on a range of topics. ▪ Through our cash/credit program, we helped clients seeking credit solutions and FDIC - insured cash investments. ▪ Launched online COVID - 19 resource center. …And believe that their businesses will be strengthened by the crisis, positioning them for substantial growth when markets stabilize. ▪ We and our partners are actively planning for the post - crisis environment. ▪ Crisis will accelerate the trend towards quality and fiduciary advice. ▪ Believe that size of opportunity will be larger and more compelling than post ‘08 – ’09. ▪ Our partner firms have the management expertise, infrastructure and scale to benefit from M&A activity as markets stabilize. ▪ Resiliency of our business model and success of our partners in navigating the crisis position us to outperform over the long - term.

Multiple Sources of Revenue Create Diversification

FOCUS FINANCIAL PARTNERS

Q1 2020 Revenues by Source


$18.5m, 5.5%
$318.6m, 94.5%
Wealth Management Fees
Other

- 95%+ fee-based and recurring revenues
- Holistic wealth management fees tied to team-based service model
- Not a commission or interest revenue based model

Q1 2020 Revenues by Region


$15.1m, 4.5%
$322.0m, 95.5%
Domestic
International

- International sources provide some revenue diversification
- 6 partner firms across Australia, Canada, and the UK

Q1 2020 Revenues Correlated to Markets

Revenues Correlated to Markets


$90.1m, 26.7%
$247.0m, 73.3%
Correlated to Markets
Not Correlated to Markets

- Non-correlated revenues typically include fixed fees for investment advice, tax fees and family office type services
- Diversification reduces market risk to revenue stream

Billing Structure of Market-Correlated Revenues


$74.2m, 30.0%
$172.8m, 70.0%
Advance
Arrears

- Advance billing structure used by majority of partner firms gives visibility into subsequent quarter
- High diversification of billing practices across 64 partner firms is an embedded revenue hedge

13

Q1 2020 M&A Activity

FOCUS FINANCIAL PARTNERS

In Q1 2020:

- Closed **1 new partner firm** acquisition in Canada: Nexus Investment Management
- Closed **4 merger transactions** for our partner firms

Firm Name	Acquiring Partner Firm	Type	Closing Date	Location	Rationale
Nexus Investment Management	Acquired Base Earnings: $3.2m	Fiduciary Wealth Manager	2/1/2020	Toronto, Canada	▪ Expands presence in Canada ▪ Market leader ▪ Platform for future growth
Alliance Benefit Group Of Michigan	Sentinel Benefits & Financial Group	Retirement & benefits plan advisor and administrator	1/1/2020	Bingham Farms, MI	▪ Expands geographic footprint in the Midwest ▪ Deepens Sentinel's retirement and benefits financial services
Berg	Kovitz Investment Group	Fiduciary Wealth Manager	1/1/2020	Chicago, Il	▪ Expands Ultra-High Net Worth client base ▪ Expands tax and estate planning services
Decker	Quadrant Private Wealth Management	Fiduciary Wealth Manager	2/21/2020	Sarasota, FL	▪ Expands geographic footprint ▪ Expands base of talented advisors
Nova Wealth Management Group	Buckingham Strategic Wealth	Fiduciary Wealth Manager	3/1/2020	Atlanta, GA	▪ Expands presence in Atlanta ▪ Expands operational and financial planning solutions

14

VISITS with VISIONARIES How Focus partners are surviving and thriving during COVID - 19 Please see the video on our investor relations website in which six of our partner firms discuss their responses to the crisis ir.focusfinancialpartners.com 15

How Our Partners Successfully Navigate Clients are Calm Post - Crisis Growth Potential is Significant Transition to WFH was Seamless ▪ Comprehensive contingency plans in place. ▪ Moved ~4,000 employees and partners in 200+ offices to WFH. ▪ Reinforced value of independence and entrepreneurship, which are core elements of Focus’ model. Businesses are Stable ▪ New planning opportunities arising with existing clients. ▪ Estate ▪ Succession ▪ Philanthropy ▪ Total balance sheet ▪ New client referrals. ▪ Expectation that post - crisis M&A activity will be higher than post ‘08 - ’09. ▪ Client loyalty is very strong, based on deep, long - standing client relationships. ▪ Value of prudent fiduciary advice evident in stress situations. ▪ Partners are well equipped to face the challenges posed by the crisis. ▪ Fee - based business models. ▪ Consistent with ‘08 - ’09, no tangible client attrition. ▪ Judiciously managing expenses without impacting client service and future growth opportunities. 16

Our Model Has Multiple Points of Protection In Periods of Market Stress ~95%+ (1) of Revenues are Fee - Based and Recurring with No Interest Income Dependency Preference Creates Downside Earnings Protection 27% (1) of Revenues Not Correlated to the Markets Client Portfolios are Balanced and Allocated Across Asset Classes UHNW - HNW Client Base is Sticky 60+ Partner Firms Have Their Own Investment Philosophies Management Fees are Tied to Partner Firm Profitability Highly Variable and Cap - Ex Light Cost Structure 17 Highly resilient business model 1. For the three months ended March 31, 2020

…Positioning Our Business for Continued Success Post Crisis Strong Financial Fundamentals Resilient Business Model Capital Resources Publicly Traded 60+ Partner Firms 16 - Year Track Record Industry - Leading Scale 18 Positioned for Growth

19 Second Quarter 2020 Outlook

Q2 2020 Outlook

FOCUS FINANCIAL PARTNERS

Revenues	▪ Estimated revenues of ~$290 to $300 million ▪ Expect Q2 negative organic revenue growth rates of (5%) to (7%)[(1)] ▪ Revenue attributable to new partner firm closing: $0.5 million* ** Relates to closing of Mediq on 5/1/20. Full quarter revenue contribution estimated to be ~$0.7 million.*
Adjusted EBITDA	▪ Estimated Adjusted EBITDA[(3)] margin[(2)] of approximately 22% ▪ Adjusted EBITDA[(3)] attributable to new partner firm closing: $0.2 million* ▪ Acquired Base Earnings:[(4)] $1.0 million ** Relates to closing of Mediq on 5/1/20. Full quarter Adjusted EBITDA contribution estimated to be ~$0.25 million[(3)]*
ANI and ANI per Share	▪ No equity issuance in connection with acquisition activity ▪ Next twelve months intangible tax shield for Adjusted Net Income of ~$36.0 million
Net Leverage and Cash Flow	▪ Cash consideration at closing for Q2 acquisitions to date of $5.2 million ▪ Q2 net leverage ratio[(5)] ~4x ▪ Estimated cash earnout payments in Q2 of ~$30 million

1. Organic revenue growth represents the period-over-period growth in revenue related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by our partner firms and partner firms that have merged, that for the entire periods presented, are included in our consolidated statements of operations for each of the entire periods presented. We believe these growth statistics are useful in that they present full period revenue growth of partner firms on a "same store" basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.
2. Calculated as Adjusted EBITDA divided by revenues.
3. Non-GAAP financial measure. The Company is not providing a quantitative reconciliation of its forward-looking estimate of Adjusted EBITDA or Adjusted EBITDA margin to its most directly comparable GAAP financial measure because such GAAP measure, which is not included in the Company's outlook, is difficult to reliably predict or estimate without unreasonable effort due to its dependency on future uncertainties such as the items noted under the heading "Special Note Regarding Forward-Looking Statements." In addition, we believe such a reconciliation could imply a degree of precision that might be confusing or misleading to investors.
4. The terms of our management agreements entitle the management companies to management fees typically consisting of all future EBPC of the acquired wealth management firm in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Acquired Base Earnings is equal to our retained cumulative preferred position in Base Earnings. We are entitled to receive these earnings notwithstanding any earnings that we are entitled to receive in excess of Target Earnings. Base Earnings may change in future periods for various business or contractual matters.
5. Net leverage ratio represents the First Lien Leverage Ratio (as defined in the Credit Facility), and means the ratio of amounts outstanding under the First Lien Term Loan and First Lien Revolver plus other outstanding debt obligations secured by a lien on the assets of Focus LLC (excluding letters of credit other than unpaid drawings thereunder) minus unrestricted cash and cash equivalents to Consolidated EBITDA (as defined in the Credit Facility).

20

Leverage Sensitivity Analysis 21

Strong Credit and Liquidity Profile[1]

Low debt cost	~2.90% weighted average interest rate on funded borrowings as of March 31, 2020 (excluding interest rate swaps)
Limited duration risk	~4.25 years remaining to maturity for Term Loan (July 2024) ~3.25 years remaining to maturity for Revolver (July 2023)
Ample liquidity	> $250 million undrawn revolver + $233 million cash
Interest rates	Benefited from favorable rate environment • Reduced term loan rate from L+250 to L+200 (as of January 27, 2020) • As of May 7, 2020, swapped $850 million to fixed rate of 2.62% on a weighted average basis
Downside protection	95%+ fee-based and recurring revenues, variable management fees and earnings preference protect cash flows

1. As of March 31, 2020

22

Earnings Preference Provides Strong Downside Earnings Protection

FOCUS FINANCIAL PARTNERS

- Reflects one-quarter impact to revenues and Covenant EBITDA[1][2]
- Assumes all other revenues sources and expenses remain unchanged except for management fees
- In the event of a multi-quarter downturn
  - Partner firms would further reduce their cost structure
  - M&A activity would moderate
  - Cash flow would be available for debt repayment
- Significant headroom on covenant
  - Q1 Covenant EBITDA-LTM would need to drop to $207 million, or decline by 36%, to reach 6.25x net leverage ratio covenant

Sensitivity Analysis (Illustrative Only)

		Sensitivity Analysis	
Equity market decline		(20)%	(40)%
Assumed Client Portfolio Allocation to Equities		50%	50%
Decline in market-correlated revenues[1]		(10)%	(20)%
($ in millions)	**Reported**		
Q1'20 Market-Correlated Revenues	$ 247.0	$ 222.3	$ 197.6
Q1'20 Non-Correlated Revenues	$ 90.1	$ 90.1	$ 90.1
Total Revenue - Q1	$ 337.1	$ 312.4	$ 287.7
Covenant EBITDA[2] - LTM	$ 323.3	$ 314.0	$ 308.8
Net Debt[3]	$ 1,293.6	$ 1,293.6	$ 1,293.6
Net Leverage Ratio[2]	4.00x	4.12x	4.19x
Change from Q1 Reported		0.12x	0.19x

Cumulative Acquired Base Earnings[4] Q1 2018 to Q1 2020



$3m
$27m
$38m
$38m
$50m
$56m
$73m
$73m
$76m
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020

1. The analysis depicts the impact on our Net Leverage Ratio (as defined in the Credit Facility) resulting from a hypothetical change in Q1 market correlated revenues only. All other revenues/expenses were kept constant except management fees, which are tied to the profitability of our partner firms.
2. Net leverage ratio represents the First Lien Leverage Ratio (as defined in the Credit Facility), and means the ratio of amounts outstanding under the First Lien Term Loan and First Lien Revolver plus other outstanding debt obligations secured by a lien on the assets of Focus LLC (excluding letters of credit other than unpaid drawings thereunder) minus unrestricted cash and cash equivalents to Consolidated EBITDA (as defined in the Credit Facility), which in the above table is referred to as "Covenant EBITDA."
3. Net Debt represents amounts outstanding under the First Lien Term Loan and First Lien Revolver plus other outstanding debt obligations secured by a lien on the assets of Focus LLC (excluding letters of credit other than unpaid drawings thereunder) minus unrestricted cash and cash equivalents.
4. The terms of our management agreements entitle the management companies to management fees typically consisting of all future EBPC of the acquired wealth management firm in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Acquired Base Earnings is equal to our retained cumulative preferred position in Base Earnings. We are entitled to receive these earnings notwithstanding any earnings that we are entitled to receive in excess of Target Earnings. Base Earnings may change in future periods for various business or contractual matters.

23

Cash Flow Available for Capital Allocation 24

Strong Growth in Cash Flow

FOCUS FINANCIAL PARTNERS

Cash Flow Available for Capital Allocation[1]

($ in millions)



+25%
$116.2
$144.8
Q1 2019 LTM
Q1 2020 LTM

As % of Adjusted EBITDA[1]	Q1 2019 LTM	Q1 2020 LTM
	54%	49%

2020 Capital Allocation Priorities

- Strategic M&A to continue capitalizing on industry consolidation
- Fund earnout payments

2020 Primary Uses, Excluding Future M&A Activities

- Remaining 2020 estimated cash earnouts of $~50 million[2]
- There have been no historical tax receivable agreements ("TRA") payments
  - There are no TRA payments due in 2020
  - TRA liability of $50.1 million was generated at the time of our IPO and as a result of quarterly Focus LLC common and incentive unit exchanges
  - TRA liability will be paid out over 15+ years, subject to utilization of tax deductions
- Required term loan amortization of $11.6 million (~$2.9 million per quarter)
- Based on the terms of the Credit Facility, no excess cash flow payments required in 2020

1. Non-GAAP financial measure. See Appendix for reconciliations.
2. Based on certain assumptions that could change materially.

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Tax - Efficient Structure Creates Value for Shareholders 26 $100 $131 $127 $1,146 2020 2021 2022 2023 & Thereafter Gross Unamortized Intangible Tax Asset Shield (1) ($ in millions) 1. As of March 31, 2020. Assumes sufficient future taxable income. 2. 15 year life required under Internal Revenue Code Section 197. 3. Non - GAAP financial measure. We are not providing a quantitative reconciliation of the forward - looking estimate of Adjusted Net Income to its most directly comparable GAAP financial measure because such GAAP measure is difficult to reliably predict or estimate without unreasonable effort due to its dependency on future uncertainties, such as items noted under the heading “Special Note Regarding Forward - Looking Statements.” In addition, we believe such a reconciliation could imply a degree of precision that might be confusing or misleading to investors ▪ Focus generally acquires intangible assets ▪ Wealth management firms typically have limited tangible assets ▪ Focus purchases customer lists + management contracts + goodwill ▪ Consideration is typically paid in cash ▪ Each incremental M&A transaction creates an additional tax shield ▪ Each tax shield is amortized over 15 years (2) ▪ As of March 31, 2020, ~$1.5bn cumulative estimated gross tax shield to be utilized over next 14+ years, resulting in ~$400m increase in Adjusted Net Income (3) based on 27% income tax rate ▪ Example: Purchase Price $15 million Tax Shield Created $15 million (assumes no tangible assets) $1 million annually (for 15 years) Annual Tax Deduction $270,000 annually (for 15 years) Adjusted Net Income (3) Increase

Appendix 27

Net Income (Loss) to Adjusted EBITDA Reconciliation

FOCUS FINANCIAL PARTNERS

							Three months ended		Trailing 4-Quarters Ended
($ in thousands)	2014	2015	2016	2017	2018	2019	March 31, 2019	March 31, 2020	March 31, 2020
Net income (loss)	$ 11,996	$ 9,321	$ 15,722	$ (48,359)	$ (41,087)	$ (12,025)	$ (2,828)	$ 34,019	$ 24,822
Interest income	(104)	(90)	(88)	(222)	(1,266)	(1,164)	(197)	(285)	(1,252)
Interest expense	6,994	9,977	21,327	41,861	56,448	58,291	12,859	13,586	59,018
Income tax expense (benefit)	212	649	981	(1,501)	9,450	7,049	(1,221)	12,070	20,340
Amortization of debt financing costs	1,599	1,770	2,482	4,084	3,498	3,452	782	782	3,452
Intangible amortization and impairments	28,549	35,421	50,942	64,367	90,381	130,718	28,741	35,723	137,700
Depreciation and other amortization	4,667	5,327	5,680	6,686	8,370	10,675	2,313	2,982	11,344
Non-cash equity compensation expense	4,319	13,537	8,520	34,879	44,468	18,329	3,921	5,034	19,442
Non-cash changes in fair value of estimated contingent consideration	7,395	(160)	(1,143)	22,294	6,638	38,797	7,414	(31,373)	10
Gain on sale of investment	–	–	–	–	(5,509)	–	–	–	–
Loss on extinguishment of borrowings	–	–	–	8,106	21,071	–	–	6,094	6,094
Other expense (income), net	328	(310)	(1,385)	3,191	2,350	1,049	236	(612)	201
Impairment of equity method investment	–	–	–	–	–	11,749	–	–	11,749
Management contract buyout	1,800	–	–	–	–	1,428	1,428	–	–
Delayed offering cost expense	–	–	–	9,840	–	–	–	–	–
Other one-time transaction expenses(1)	–	–	–	–	8,590	1,486	1,066	–	420
Adjusted EBITDA	$ 67,755	$ 75,442	$ 103,038	$ 145,226	$ 203,402	$ 269,834	$ 54,514	$ 78,020	$ 293,340

1. Represents one-time expenses primarily related to an acquisition and our IPO and Reorganization Transactions. Refer to our 10-Q and 10-K filings for additional details.

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Net Income (Loss) to Adjusted Net Income and Adjusted Net Income Per Share Reconciliation

FOCUS FINANCIAL PARTNERS

**** Refer to the following page for footnotes***

($ in thousands, except share and per share data)	2014	2015	2016	2017	2018	2019	Three months ended March 31, 2019	Three months ended March 31, 2020	Trailing 4-Quarters Ended March 31, 2020
Net income (loss)	$ 11,996	$ 9,321	$ 15,722	$ (48,359)	$ (41,087)	$ (12,025)	$ (2,828)	$ 34,019	$ 24,822
Income tax expense (benefit)	212	649	981	(1,501)	9,450	7,049	(1,221)	12,070	20,340
Amortization of debt financing costs	1,599	1,770	2,482	4,084	3,498	3,452	782	782	3,452
Intangible amortization and impairments	28,549	35,421	50,942	64,367	90,381	130,718	28,741	35,723	137,700
Non-cash equity compensation expense	4,319	13,537	8,520	34,879	44,468	18,329	3,921	5,034	19,442
Non-cash changes in fair value of estimated contingent consideration	7,395	(160)	(1,143)	22,294	6,638	38,797	7,414	(31,373)	10
Gain on sale of investment	–	–	–	–	(5,509)	–	–	–	–
Loss on extinguishment of borrowings	–	–	–	8,106	21,071	–	–	6,094	6,094
Impairment of equity method investment	–	–	–	–	–	11,749	–	–	11,749
Delayed offering cost expense	–	–	–	9,840	–	–	–	–	–
Management contract buyout	1,800	–	–	–	–	1,428	1,428	–	–
Other one-time transaction expenses (1)	–	–	–	2,843	11,529	1,486	1,066	–	420
Subtotal	55,870	60,538	77,504	96,553	140,439	200,983	39,303	62,349	224,029
Pro forma tax (27%) (2)	(15,085)	(16,345)	(20,926)	(26,069)	(37,919)	(54,265)	(10,612)	(16,834)	(60,487)
Tax adjustments (2)(3)	5,919	8,080	11,991	16,217	22,828	31,860	7,023	8,935	33,772
Adjusted Net Income	$ 46,704	$ 52,273	$ 68,569	$ 86,701	$ 125,348	$ 178,578	$ 35,714	$ 54,450	$ 197,314
Adjusted Shares Outstanding (4)	71,843,916	71,843,916	71,843,916	71,843,916	71,960,540	75,039,357	76,793,979	73,132,756	
Adjusted Net Income Per Share	$ 0.65	$ 0.73	$ 0.95	$ 1.21	$ 1.74	$ 2.38	$ 0.47	$ 0.74	
Calculation of Adjusted Shares Outstanding(4):									
Weighted average shares of Class A common stock outstanding–basic (5)	–	–	–	–	43,122,782	46,792,389	46,211,599	47,436,555	
Adjustments:									
Shares of Class A common stock issued in connection with the IPO and Reorganization Transactions (6)	42,529,651	42,529,651	42,529,651	42,529,651	–	–	–	–	
Weighted average incremental shares of Class A common stock related to stock options, unvested Class A common stock and restricted stock units (7)	–	–	–	–	102,549	20,428	7,855	4,617	
Weighted average Focus LLC common units outstanding (8)	22,499,665	22,499,665	22,499,665	22,499,665	22,630,668	22,424,378	22,783,692	22,020,124	
Weighted average common unit equivalent of Focus LLC incentive units outstanding (9)	6,814,600	6,814,600	6,814,600	6,814,600	6,104,541	5,802,162	7,790,833	3,671,460	
Adjusted Shares Outstanding (4)	71,843,916	71,843,916	71,843,916	71,843,916	71,960,540	75,039,357	76,793,979	73,132,756	

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* These footnotes refer to the table on the previous page. 1. Represents one - time expenses primarily related to an acquisition and our IPO and Reorganization Transactions. Refer to our 10 - Q and 10 - K filings for additional details. 2. For periods ended prior to the closing of the IPO and consummation of the related Reorganization Transactions on July 30, 2018, certain tax related adjustments are being made for comparative purposes only. 3. As of March 31, 2020, the estimated tax adjustments from intangible asset related income tax benefits from closed acquisitions based on a pro forma 27% tax rate for the next 12 months is ~$36.0 million. 4. For periods ended prior to the closing of the IPO and the consummation of the Reorganization Transactions on July 30, 2018, the Adjusted Shares Outstanding are deemed to be outstanding for comparative purposes only. 5. Represents our GAAP weighted average Class A common stock outstanding – basic. 6. The issuance of Class A common stock that occurred upon closing of the IPO and the consummation of the Reorganization Transactions on July 30, 2018 is assumed to have occurred as of January 1, 2014 for comparative purposes. 7. Represents the incremental shares related to stock options, unvested Class A common stock and restricted stock units as calculated under the treasury stock method. 8. Assumes that 100% of the Focus LLC common units were exchanged for Class A common stock. 9. Assumes that 100% of the vested and unvested Focus LLC incentive units were converted into Focus LLC common units based on the closing price of our Class A common stock at the end of the respective period and such Focus LLC common units were exchanged for Class A common stock. For the periods ending prior to July 30, 2018, the conversion to Focus LLC common units was based on the $33.00 IPO price. 30 Net Income (Loss) to Adjusted Net Income and Adjusted Net Income Per Share Reconciliation

Reconciliation of Cash Flow Available for Capital Allocation

($ in thousands)	Three months ended								Trailing 4-Quarters ended	
	June 30, 2018	Sept. 30, 2018	Dec. 31, 2018	March 31, 2019	June 30, 2019	Sept. 30, 2019	Dec. 31, 2019	March 31, 2020 (3)	March 31, 2019	March 31, 2020
Net cash provided by operating activities	$ 24,427	$ 49,066	$ 19,701	$ 15,913	$ 39,305	$ 74,702	$ 64,854	$ 3,382	$ 109,107	$ 182,243
Purchase of fixed assets	(2,117)	(1,897)	(2,780)	(1,875)	(8,185)	(10,698)	(4,714)	(3,188)	(8,669)	(26,785)
Distributions for unitholders	(368)	(802)	(1,436)	(596)	(11,138)	(3,491)	(5,416)	(4,567)	(3,202)	(24,612)
Payments under tax receivable agreements	—	—	—	—	—	—	—	—	—	—
Adjusted Free Cash Flow	$ 21,942	$ 46,367	$ 15,485	$ 13,442	$ 19,982	$ 60,513	$ 54,724	$ (4,373)	$ 97,236	$ 130,846
Portion of contingent consideration paid included in operating activities(1)	1,648	4,574	3,572	9,170	4,012	825	815	8,344	18,964	13,996
Cash Flow Available for Capital Allocation(2)	$ 23,590	$ 50,941	$ 19,057	$ 22,612	$ 23,994	$ 61,338	$ 55,539	$ 3,971	$ 116,200	$ 144,842

1. A portion of contingent consideration paid is classified as operating cash outflows in accordance with GAAP, and therefore is a reconciling item to arrive at Cash Flow Available for Capital Allocation.
2. Cash Flow Available for Capital Allocation excludes all contingent consideration that was included in either operating, investing or financing activities of our consolidated statements of cash flows.
3. Net cash provided by operating activities for the three months ended March 31, 2020 includes a $41.8m cash outflow related to due to affiliates (i.e. management fees). 2019 related management fees were paid in Q1 2020 post the issuance of our annual audit included in our Form 10-K.

31